Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2007 RESULTS

~Realizes Record Revenues and Exceeds Consensus Analysts’ Non GAAP Earnings Per Share Estimates~

AUSTIN, Texas – August 9, 2007– Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended June 30, 2007.

Financial Highlights
For the second quarter ended June 30, 2007:

▪	Revenues increased 40% to $52.6 million compared to $37.5 million during the second quarter of 2006;
▪	Services revenues, excluding reimbursed expenses, increased 40% to $46.0 million compared to $32.8 million during the second quarter of 2006;
▪	Earnings per share on a fully diluted basis were up 63% to $0.13 compared to $0.08 per share during the second quarter of 2006;
▪
Non-GAAP earnings per share ( see attached schedule which defines this measure and reconciles to GAAP earnings per share) on a fully diluted basis were up 58% to $0.19 compared to $0.12 per share during the second quarter of 2006;

▪	Net income was up 74% to $4.0 million compared to $2.3 million during the second quarter of 2006;
▪
EBITDA (a non GAAP measure; see attached schedule which reconciles to GAAP net income) was up 67% to $8.2 million compared to $4.9 million during the second quarter of 2006. EBITDA included GAAP non-cash stock compensation expense of approximately $1.4 million and $0.7 million in the second quarter of 2007 and 2006, respectively;

▪
Gross margin for services revenue, excluding reimbursed expenses, was 38.7% and 38.9% in the second quarter of 2007 and 2006, respectively. Gross margin for services revenue, excluding reimbursed expenses and stock compensation expense, was 39.5% and 39.6% in the second quarter of 2007 and 2006, respectively; and

▪	Gross margin for software revenue was 10.4% compared to 17.4% in the second quarter of 2006.

“The second quarter was another record for Perficient, with 40% year-over-year growth in services revenue and 58% growth in cash earnings per share," said Jack McDonald, Perficient's chairman and chief executive officer. “As anticipated, the benefits of scale positively impacted our bottom line during the quarter. We enter Q3 at an annualized revenue run-rate of nearly $225 million, with a strong acquisition pipeline and nearly $50 million available under our credit facility to move quickly as we identify opportunities.”

“We continue to execute strongly against key operating metrics,” said Jeffrey Davis, Perficient’s president and chief operating officer. “During the quarter, utilization ticked higher, while average bill rates remained stable with the increases we realized in the first quarter. The June acquisition of Tier1 Innovation, a firm with high average bill rates and utilization, should positively impact both of these metrics.”

Other Second Quarter Highlights:
Among other achievements in the second quarter, Perficient:

▪	Completed the acquisition of Tier1 Innovation, LLC, a transaction that deepened our expertise related to the Oracle-Siebel platform and established a presence in the Denver/Rocky Mountain market;

▪
Added new customer relationships and follow-on projects with leading companies and government agencies including: Affinia, Blue Cross Blue Shield of Michigan, Borders, Catalina Marketing, Centene, Classified Ventures, Ercot, Fiserv, Highmark, ITT Education, Jenny Craig, Luxxotica, MX Energy, Oncor Electric Delivery, Textura, and many others;

▪	Posted its 16th consecutive quarter of positive net income and earnings per share; and

▪
Was ranked highly on several industry/growth lists including being named #6 on the Business2.0 100 Fastest Growing Techs List, #9 on the Fortune Small Business FSB100 List, #31 on the CRN Fast Growth 100 List and both the VARBusiness 500 and Fast 50 lists.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

We expect third quarter 2007 services and software revenue, including reimbursed expenses, to be in the range of $51.8 million to $56.0 million, comprised of $51.3 million to $53.9 million of revenue from services including reimbursed expenses and $500 thousand to $2.1 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 20% to 26% over the third quarter of 2006.

Conference Call Details
Perficient will host a conference call regarding second quarter 2007 financial results today at 9:00 a.m. Eastern.

WHAT: Perficient Second Quarter 2007 Results
WHEN: Thursday, August 9th, 9 a.m Eastern
CONFERENCE CALL NUMBERS: 800-561-2693 (domestic) 617.614.3523 (international)
PARTICIPANT PASSCODE: 18045120
REPLAY TIMES: Thursday, August 9th at 11 a.m. Eastern through August 16th
REPLAY NUMBER: 888-286-8010 (domestic) 617-801-6888 (international)
REPLAY PASSCODE: 34824608

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America.  Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs.  Perficient is a member of the Russell 2000® index and is traded on the Nasdaq Global Select MarketSM, a market for public companies that meet the highest listing standards in the world. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs more than 1,200 professionals, please visit www.perficient.com.

# # #

Safe Harbor Statement
This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the company’s ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue
Services	$45,961	$32,751	$89,258	$58,358
Software	3,696	2,587	7,887	5,269
Reimbursable expenses	2,938	2,172	5,499	3,528
Total revenue	52,595	37,510	102,644	67,155

Cost of revenue
Project personnel costs	27,071	19,215	52,971	35,247
Software costs	3,311	2,137	6,796	4,426
Reimbursable expenses	2,938	2,172	5,499	3,528
Other project related expenses	721	567	1,406	1,014
Stock compensation	369	241	734	474
Total cost of revenue	34,410	24,332	67,406	44,689
Gross margin	18,185	13,178	35,238	22,466

Selling, general and administrative	8,883	7,733	17,968	12,879
Stock compensation	1,054	504	2,269	996
	8,248	4,941	15,001	8,591

Depreciation	361	215	698	383
Amortization of intangibles	980	699	1,826	1,124
Income from operations	6,907	4,027	12,477	7,084
Interest income	63	29	112	31
Interest expense	(15)	(162)	(65)	(246)
Other	3	6	9	65
Income before income taxes	6,958	3,900	12,533	6,934
Provision for income taxes	2,944	1,645	5,359	2,974
Net income	$4,014	$2,255	$7,174	$3,960

Basic net income per share	$0.15	$0.09	$0.26	$0.17

Diluted net income per share	$0.13	$0.08	$0.24	$0.15
Shares used in computing basic
net income per share	27,594	24,418	27,337	23,978
Shares used in computing diluted
net income per share	29,835	27,227	29,642	26,705

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited)	(Audited)
	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$477	$4,549
Accounts receivable, net	45,376	38,600
Prepaid expenses	790	1,171
Other current assets	710	2,799
Total current assets	47,353	47,119
Net property and equipment	2,122	1,806
Goodwill	89,544	69,170
Net intangible assets	15,280	11,886
Other non-current assets	1,037	1,019
Total assets	$155,336	$131,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,909	$5,025
Current portion of long-term debt	-	1,201
Other current liabilities	15,574	16,034
Total current liabilities	18,483	22,260
Long-term debt, net of current portion	-	137
Deferred taxes	1,839	1,251
Total liabilities	20,322	23,648

Stockholders' equity:
Common stock	28	27
Additional paid-in capital	167,504	147,028
Accumulated other comprehensive loss	(114)	(125)
Accumulated deficit	(32,404)	(39,578)
Total stockholders' equity	135,014	107,352
Total liabilities and stockholders' equity	$155,336	$131,000

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information as that used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets

Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP Net Income	$4,014	$2,255	$7,174	$3,960
Additions:
Income tax provision	2,944	1,645	5,359	2,974
Amortization of intangible assets	980	699	1,826	1,124
Stock-based compensation	1,423	745	3,003	1,470
Non-GAAP Adjusted Net Income Before Tax	9,361	5,344	17,362	9,528
Income tax for non-GAAP items (1)	(3,772)	(2,132)	(7,014)	(3,735)
Non-GAAP Net Income	$5,589	$3,212	$10,348	$5,793

GAAP Net Income Per Share (diluted)	$0.13	$0.08	$0.24	$0.15
Non-GAAP Net Income Per Share (diluted)	$0.19	$0.12	$0.35	$0.22
Shares used in computing net income per share (diluted)	29,835	27,227	29,642	26,705

(1) The estimated non-GAAP effective tax rate of 40.3% and 39.9% for the three months ended June 30, 2007 and 2006, respectively, and 40.4% and 39.2% for the six months ended June 30, 2007 and 2006, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP Net Income	$4,014	$2,255	$7,174	$3,960
Additions:
Provision for income taxes	2,944	1,645	5,359	2,974
Other	(3)	(6)	(9)	(65)
Interest expense, net of income	(48)	133	(47)	215
Amortization of intangible assets	980	699	1,826	1,124
Depreciation	361	215	698	383
EBITDA (1)	$8,248	$4,941	$15,001	$8,591

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.